PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:Alison Griffin
October 15, 2012	(804) 217-5897

DYNEX CAPITAL, INC. ANNOUNCES SCHEDULE FOR
THIRD QUARTER 2012 RESULTS AND PRELIMINARY ESTIMATE OF BOOK
VALUE AT SEPTEMBER 30, 2012

GLEN ALLEN, Va.--Dynex Capital, Inc. (NYSE: DX) announced today that it will release its third quarter 2012 results before the market opens on Thursday, November 1, 2012 and will hold a conference call at 11:00 A.M. ET the same day to discuss the results. The press release will be available online at www.dynexcapital.com under “Investor Relations/Highlights.” The conference call may be accessed by dialing 1-877-317-6789 and will also be webcast online at www.dynexcapital.com through a link provided under “Investor Relations/Highlights.” A slide presentation will accompany the webcast and will also be available one hour prior to the call at www.dynexcapital.com under “Investor Relations/Highlights.”
The Company also indicated that, based on preliminary estimates, it expects to report book value in excess of $10.00 per common share at September 30, 2012 compared to $9.66 at June 30, 2012.
Dynex Capital, Inc. is an internally managed mortgage real estate investment trust, or mortgage REIT, which invests in mortgage assets on a leveraged basis.  The Company invests in Agency MBS, non-Agency MBS, and CMBS.  The Company also has investments in securitized single-family residential and commercial mortgage loans originated or purchased by the Company during the 1990s.  Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the business of Dynex Capital, Inc. that are not historical facts are “forward-looking statements” that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this press release include, without limitation, statements regarding the Company's preliminary estimate of book value at September 30, 2012. For a discussion of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

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